[BEAR STEARNS LOGO OMITTED]                             BEAR, STEARNS & CO. INC.
                                                              383 Madison Avenue
                                                              New York, NY 10179
                                                              Tel (212) 272-2000
                                                             www.bearstearns.com

                                VARIABLE EQUITY FORWARD ISSUANCE TRANSACTION

Date:              December 15, 2005

To:                Scottish Re Group Limited
                   Crown House, Third Floor
                   4 Par-la-Ville Road
                   Hamilton, Bermuda HM 08

                  Attention:        Dean E. Miller
                  Facsimile:        (441) 295-7576
                  Telephone:        (441) 298-4395

                  From:    Bear Stearns Derivatives Documentation

                  Facsimile:        (212) 272-9857
                  Telephone:        (212) 272-2711

Ref. Number: NY42771

--------------------------------------------------------------------------------

Dear Sir or Madam:

The purpose of this communication (this "CONFIRMATION") is to confirm the terms and conditions of the transaction (the "TRANSACTION") entered into between Bear,
Stearns International Limited ("PARTY A") and Scottish Re Group Limited ("PARTY
B") on the Trade Date specified below. This Confirmation constitutes a
"Confirmation" as referred to in the Agreement specified below. This
Confirmation is sent on behalf of both Bear, Stearns & Co. Inc. and Bear,
Stearns International Limited.

This Confirmation evidences a complete and binding agreement between Party A and
Party B as to the terms of the Transaction to which this Confirmation relates.
This Confirmation shall supplement, form a part of, and be subject to an agreement in the form of the 1992 ISDA Master Agreement (Multicurrency-Cross
Border) (the "AGREEMENT") as if we had executed an agreement in such form (but without any Schedule) on the Trade Date of this Transaction. In the event of any inconsistency between the provisions of that Agreement, and this Confirmation, this Confirmation will prevail for the purpose of this Transaction.

The definitions and provisions contained in the 2002 ISDA Equity Derivatives
Definitions (the "EQUITY DEFINITIONS") and the 2000 ISDA Definitions (the "SWAP
DEFINITIONS", and together with the Equity Definitions, the "DEFINITIONS"), in each case as published by the International Swaps and Derivatives Association,
Inc. ("ISDA"), are incorporated into this Confirmation. References herein to
"Transaction" shall be deemed references to "Swap Transaction" for purposes of the Swap Definitions. In the event of any inconsistency between the Equity
Definitions and the Swap Definitions, the Equity Definitions will govern. In the event of any inconsistency between either set of Definitions and this
Confirmation, this Confirmation will govern.

Party A and Party B each represents that entering into the Transaction is within its capacity, is duly authorized and does not violate any laws of its jurisdiction of organization or residence or the terms of

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any agreement to which it is a party. Party A and Party B each represents that
(a) it is not relying on the other party in connection with its decision to enter into this Transaction, and neither party is acting as an advisor to or fiduciary of the other party in connection with this Transaction regardless of whether the other party provides it with market information or its views; (b) it understands the risks of the Transaction and any legal, regulatory, tax, accounting and economic consequences resulting therefrom; and (c) it has determined based upon its own judgment and upon any advice received from its own professional advisors as it has deemed necessary to consult that entering into the Transaction is appropriate for such party in light of its financial capabilities and objectives. Party A and Party B each represents that upon due execution and delivery of this Confirmation, it will constitute a legally valid and binding obligation, enforceable against it in accordance with its terms, subject to applicable principles of bankruptcy and creditors' rights generally and to equitable principles of general application.

The terms of the Transaction to which this Confirmation relates are as follows:

        Agent:                                          Counterparty acknowledges that Bear, Stearns & Co. Inc.
                                                        ("BS&C") has acted as agent for Counterparty solely for the purposes of arranging this Transaction with its Affiliate,
                                                        Bear Stearns and has acted as agent for Bear Stearns (without accepting any liability for Bear Stearns's performance or
                                                        non-performance of Bear Stearns's obligations under the
                                                        Transaction) in connection with the execution of this
                                                        Confirmation on Bear Stearns's behalf. This Confirmation is being provided by BS&C in such capacity. Upon your written request, BS&C will furnish you with the time at which this
                                                        Transaction was entered into. Bear Stearns is not a member of the Securities Investor Protection Corporation.

        Trade Date:                                     December 15, 2005

        Effective Date:                                 December 21, 2005

        Buyer:                                          Party A

        Seller:                                         Party B

        Shares:                                         Ordinary shares of Scottish Re Group Limited (the "ISSUER")
                                                        Ticker Symbol: ("SCT")

        Number of Shares:                               1,644,737 (such Number of Shares, absent adjustments made
                                                        pursuant to "Share Adjustments" and "Extraordinary Events"
                                                        hereunder, being the maximum number of Shares deliverable
                                                        under this Transaction); provided that if Party A determines at any time that it (or its affiliates) will be unable to
                                                        complete the public sale of Shares pursuant to "Registration"
                                                        below in compliance with all applicable securities laws and regulations in an amount equal to the Number of Shares for any reason whatsoever (including, without limitation, the
                                                        unavailability of an effective Registration Statement (as
                                                        defined below) or legally sufficient Prospectus (as

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                                                        defined below) required for such sales), Party A shall have the right to reduce the Number of Shares (and correspondingly the Forward Price) to an amount elected by it in its sole
                                                        discretion that is no more than the number of Shares that
                                                        Party A has publicly sold prior to such time under the
                                                        Registration Statement, and the Calculation Agent shall make adjustments to this Transaction to account for such lesser
                                                        Number of Shares so selected by Party A. If Party A makes an adjustment pursuant to this provision, Party A shall pay to
                                                        Party B within 5 Currency Business Days an amount equal to a)
                                                        the product of (i) the Gross Spread multiplied by (ii) the difference between (A) one minus (B) the quotient of (x) the
                                                        Number of Shares after making such an adjustment divided by
                                                        (y) the Number of Shares prior to making such an adjustment plus (b) the product of (i) the Premium multiplied by (ii)
                                                        the difference between (A) one minus (B) the quotient of (x)
                                                        the Number of Shares after making such an adjustment divided by (y) the Number of Shares prior to making such an
                                                        adjustment minus (c) the amount of any loss incurred by Party
                                                        A due to the inability to hedge or in unwinding or
                                                        re-establishing hedges to this Transaction as a result of the adjustment in Number of Shares, including benefit of the
                                                        bargain.

        Forward Price:                                  USD 37,500,000

        Fees:                                           On the third Currency Business Day following the Trade Date,
                                                        Party B shall pay to Party A an amount equal to the sum of
                                                        (i) the Premium and (ii) the Gross Spread by wire transfer of immediately available funds to an account specified by Party
                                                        A

        Premium:                                        USD 1,578,947.52 (USD 0.96 per Share)

        Gross Spread:                                   4.75% multiplied by the Number of Shares multiplied by USD
                                                        24.00

        Prepayment:                                     Inapplicable

        Variable Obligation:                            Applicable

        Forward Floor Price:                            USD 22.80

        Forward Cap Price:                              USD 28.80

        Exchange:                                       New York Stock Exchange

        Related Exchange:                               All Exchanges

    EARLY PAYMENTS:

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        Draw Down Notional Amount:                      An amount specified by Party B to Party A upon five
                                                        Scheduled Trading Days' notice prior to the Draw Down
                                                        Payment Date; provided that the aggregate amount of all Draw
                                                        Down Notional Amounts (the "AGGREGATE DRAW DOWN NOTIONAL
                                                        AMOUNT") specified by Party B from time to time shall not
                                                        exceed 75% of the Forward Price.

                                                        Each Draw Down Notional Amount will be at least USD
                                                        10,000,000, unless the amount permitted to be drawn in
                                                        accordance with the preceding paragraph is less than USD
                                                        10,000,000, in which case such lesser amount may be drawn.

        Draw Down Amount:                               With respect to a Draw Down Notional Amount, the amount
                                                        calculated by the Calculation Agent as of the Draw Down
                                                        Payment Date equal to the quotient of (i) the Draw Down
                                                        Notional Amount divided by (ii) (1 + Discount Rate) Days/360

                                                        Where,

                                                        "DISCOUNT RATE" is the sum of (i) the zero coupon rate
                                                        derived by the Calculation Agent from the swaps curve shown on Bloomberg Page USSW as of 11:00 a.m. London time. The rate will be determined (using linear interpolation as needed) for a tenor equal to Days. The rate will be expressed as a
                                                        simple, non-compounded interest rate on an Actual/360
                                                        day-count basis. If that Bloomberg page is no longer
                                                        published, is unavailable or reflects information which the
                                                        Calculation Agent believes erroneous, then the Calculation
                                                        Agent may select a different third party source of like
                                                        curves and (ii) 30 basis points.

                                                        "DAYS" means the number of days from and including the Draw
                                                        Down Payment Date to but excluding the Scheduled Maturity
                                                        Date.

        Draw Down Payment Date:                         The date specified by Party B as the payment date for the
                                                        related Draw Down Amount; provided that no Draw Down Payment
                                                        Date shall occur (i) prior to Party B receiving notice from
                                                        Party A that Party A has completed the public sale of the
                                                        Number of Shares pursuant to "Registration" below in
                                                        compliance with all applicable securities laws and
                                                        regulations and (ii) after the first Valuation Date.

        Early Payment:                                  On each Draw Down Payment Date, Party A shall pay to Party B the Draw Down Amount by wire transfer of immediately
                                                        available funds to an account specified by Party B.

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    VALUATION:

        Settlement Calculations:                        For purposes of determining the Forward Cash Settlement
                                                        Amount and the Number of Shares to be Delivered, the
                                                        Transaction shall be split into 30 components of equal size
                                                        (each, a "COMPONENT"), with the Number of Shares allocated equally among them. Each Component will have its own
                                                        Valuation Date, with the Number of Shares to be Delivered for such Component being determined as if it were a separate
                                                        Transaction; provided that the Settlement Date in respect of all Components shall be the Settlement Date determined as set forth in Section 9.4 of the Equity Definitions for the
                                                        Valuation Date of the final Component hereunder; provided
                                                        further that if Party B elects Cash Settlement or Net Share
                                                        Settlement pursuant to "Settlement Method Election" below,
                                                        Party A may increase the number of Components and the
                                                        corresponding number of Valuation Dates if in its sole good faith discretion Party A deems such increase prudent in light of the federal securities laws; provided further that, the
                                                        Calculation Agent may increase the number of Components and the corresponding number of Valuation Dates (and, if such
                                                        increase occurs following the first Valuation Date, make the appropriate corresponding adjustment to the Number of Shares to be Delivered), such number of Components and Valuation
                                                        Dates not to exceed 60, if in the sole good faith discretion of the Calculation Agent market conditions necessitate such an increase.

        Valuation Time:                                 The close of trading on the Exchange, without regard to
                                                        extended trading hours.

        Valuation Date:                                 For each Component, as set forth in Annex A hereto, with all
                                                        Valuation Dates for all Components to be the 30 consecutive
                                                        Scheduled Trading Days beginning on, and including, the
                                                        twenty-ninth Scheduled Trading Day immediately preceding the
                                                        Scheduled Maturity Date, subject to any adjustment pursuant to "Settlement Calculations"; provided that if any such date is a Disrupted Day, the Valuation Date for the relevant
                                                        Component shall be the first succeeding Scheduled Trading Day that is not a Disrupted Day and which is not, or is not
                                                        deemed to be, a Valuation Date in respect of any other
                                                        Component under this Transaction; provided further that if the Valuation Date for the relevant Component has not
                                                        occurred

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                                                        pursuant to the preceding proviso as of the eighth Scheduled
                                                        Trading Day following the scheduled Valuation Date for the final Component, that eighth Scheduled Trading Day shall be the Valuation Date (irrespective of whether such day is a
                                                        Valuation Date in respect of any other Component under this
                                                        Transaction) and the Settlement Price shall be the price
                                                        determined by the Calculation Agent.

        Market Disruption Event:                        For purposes of this Transaction (including the provisions relating to Forward Price), Section 6.3(a)(ii) of the 2002
                                                        Definitions is replaced by the following:

                                                        "(ii) an Exchange Disruption, which in either case the
                                                        Calculation Agent determines is material, occurs at any time during regular trading hours on the Exchange on the relevant
                                                        Scheduled Trading Day, or"

        Scheduled Maturity Date:                        September 29, 2006

    SETTLEMENT TERMS:

        Settlement Currency:                            USD

        Settlement Price:                               The volume-weighted average price calculated based on the
                                                        prices of the Shares traded on the Exchange on the relevant
                                                        Valuation Date.

        Settlement Method Election:                     Applicable; provided that Party B shall also be entitled to elect Net Share Settlement (as defined below); provided
                                                        further that if Party B elects Cash Settlement or Net Share
                                                        Settlement with respect to this Transaction, Party B shall, on the Settlement Method Election Date, deemed to have made the representation contained in the last sentence of
                                                        paragraph (i) of "Additional Representations, Warranties and
                                                        Agreements of Party B" below to Party A. For the avoidance of doubt, the parties hereto agree that the election that Party
                                                        B makes pursuant to this paragraph shall apply to all
                                                        Components.

        Electing Party:                                 Party B

        Settlement Method Election Date:                The 75th Scheduled Trading Day prior to the Scheduled
                                                        Maturity Date

        Default Settlement Method:                      Physical Settlement

     PHYSICAL SETTLEMENT TERMS:

        Physical Settlement:                            Applicable; provided that, notwithstanding Section 9.2(a)(ii)
                                                        of the Equity Definitions, on the Settlement Date, Party A
                                                        will pay to Party B an amount equal to the difference between
                                                        (i) the Forward Price minus

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                                                        (ii) the Aggregate Draw Down Notional Amount, and Party B
                                                        will deliver to Party A the Number of Shares to be Delivered and will pay to Party A the Fractional Share Amount, if any, in respect of all Valuation Dates for all Components
                                                        hereunder.

        Number of Shares to be Delivered:               Notwithstanding Section 9.5 of the Equity Definitions, the
                                                        Number of Shares to be Delivered in respect of each Component shall be:

                                                        (i) if the Settlement Price is less than or equal to the
                                                        Forward Floor Price, the Number of Shares for such Component;

                                                        (ii) if the Settlement Price is greater than the Forward
                                                        Floor Price but less than or equal to the Forward Cap Price, a number of Shares equal to the Forward Price divided by the
                                                        Settlement Price divided by the number of Components; and

                                                        (iii) if the Settlement Price is greater than the Forward Cap
                                                        Price, a number of Shares equal to the product of (A) 1 minus the quotient of (1) the difference between (x) Forward Cap
                                                        Price minus (y) the Forward Floor Price divided by (2) the
                                                        Settlement Price, multiplied by (B) the Number of Shares for such Component.

        Failure to Deliver:                             Inapplicable.

     CASH SETTLEMENT TERMS:

         Cash Settlement:                               Applicable, provided that Party B properly elects cash
                                                        settlement in accordance with the conditions set forth in the
                                                        "Settlement Method Election" provision above.

                                                        (i) If the Cash Settlement Amount is a positive number, Party
                                                        B shall pay to Party A the Cash Settlement Amount on the Cash
                                                        Settlement Payment Date.

                                                        (ii) If the Cash Settlement Amount is a negative number,
                                                        Party A shall pay to Party B the absolute value of the Cash
                                                        Settlement Amount on the Cash Settlement Payment Date.

         Cash Settlement Amount:                        An amount, as calculated by the Calculation Agent, equal to the sum of (i) the Forward Cash Settlement Amount plus (ii)
                                                        the Aggregate Draw Down Notional Amount.

         Cash Settlement Payment Date                   Three (3) Currency Business Days following the final
                                                        Valuation Date.

     NET SHARE SETTLEMENT TERMS:

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        Net Share Settlement:                           Applicable; provided that Party B properly elects net share settlement in accordance with the conditions set forth in the
                                                        "Settlement Method Election" provision above.

                                                        (i) If the Cash Settlement Amount is a positive number, Party
                                                        B shall deliver to Party A a number of Shares equal to the quotient of (A) the Cash Settlement Amount divided by (B) the
                                                        Settlement Price on the Valuation Date.

                                                        (ii) If the Cash Settlement Amount is negative, Party A shall deliver to Party B a number of Shares equal to the quotient of (A) the absolute value of the Cash Settlement Amount
                                                        divided by (B) the Settlement Price on the Valuation Date.

                                                        No fractional Shares shall be delivered in connection with
                                                        Net Share Settlement, and the value of any fractional Share otherwise deliverable shall be paid in cash on the relevant
                                                        Net Share Settlement Date (such value to be determined by
                                                        multiplying such fractional Share by the Settlement Price on the relevant Valuation Date).

                                                        If the Transaction is to be Net Share Settled, the provisions of Sections 9.8, 9.9, 9.10, 9.11 and 9.12 of the Equity
                                                        Definitions will be applicable, except that all references in such provisions to "Physically Settled" shall be read as
                                                        references to "Net Share Settled". "Net Share Settled" in
                                                        relation to a Transaction means that Net Share Settled is
                                                        applicable to the Transaction.

   SHARE ADJUSTMENTS:

        Method of Adjustment:                           Calculation Agent Adjustment; provided, however, that
                                                        adjustments may be made to account for changes in volatility, expected dividends, stock loan rate and liquidity relative to the relevant Share but only in respect of Potential
                                                        Adjustment Events of the types described in Sections
                                                        11.2(e)(ii)(B) and 11.2(e)(ii)(C) or Section 11.2(e)(vi) of
                                                        the 2002 Definitions, any Announcement Event, and events of the types described in Sections and 11.2(e)(vii) to the
                                                        extent analogous to the foregoing.

                                                        "Announcement Event" shall mean the occurrence of the
                                                        Announcement Date of a Merger Event or Tender Event and will constitute a Potential Adjustment Event, if the Merger Date or Closing Date does not occur on or prior to the final
                                                        Valuation Date.

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   EXTRAORDINARY EVENTS:

   CONSEQUENCES OF MERGER EVENTS:
               Share-for-Share:                         Modified Calculation Agent Adjustment
               Share-for-Other:                         Cancellation and Payment

                                                        (Calculation Agent Determination)
               Share-for-Combined:                      Modified Calculation Agent Adjustment

   TENDER OFFER:                                        Applicable

   CONSEQUENCES OF TENDER OFFERS:
               Share-for-Share:                         Modified Calculation Agent Adjustment

               Share-for-Other:                         Modified Calculation Agent Adjustment

               Share-for-Combined:                      Modified Calculation Agent Adjustment

               New Shares:                              The definition of "New Shares" in Section 12.1 of the Equity
                                                        Definitions shall be amended by deleting subsection (i) in its entirety and replacing it with the following: "(i) the shares are re-listed, re-traded or re-quoted on any exchange or quotation system which qualifies as an Exchange under
                                                        Section 1.25(b) of the Definitions and".

               Tender Offers:                           The definition of "Tender Offer" in Section 12.1 of the
                                                        Equity Definitions will be amended by replacing the phrase
                                                        "outstanding voting shares of the Issuer" in the fourth line thereof with "outstanding Shares of the Issuer".

               Modified Calculation Agent Adjustment:   For greater certainty, the definition of "Modified
                                                        Calculation Adjustment" in Sections 12.2 and 12.3 of the
                                                        Equity Definitions shall be amended by adding the following italicized language after the stipulated parenthetical
                                                        provision: "(including adjustments to account for changes in volatility, expected dividends, stock loan rate or liquidity relevant to the Shares or to the Transaction) from the
                                                        Announcement Date to the Merger Date (Section 12.2) or Tender
                                                        Offer Date (Section 12.3),"

   Composition of Combined Consideration:               Not Applicable

   Nationalization or Delisting:                        Applicable

   Delisting:                                           Notwithstanding Section 12.6(a)(iii) of the 2002 Definitions,
                                                        it will constitute a Delisting if the shares are re-listed, re-traded or re-quoted on any exchange or quotation system which does not qualify as an

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                                                        Exchange under Section 1.25(b) of the Definitions.

   ADDITIONAL DISRUPTION EVENTS:

               Change in Law:                           Applicable

               Insolvency, Insolvency Filing and
               Other Bankruptcy Events:                 Notwithstanding anything to the contrary in the Equity
                                                        Definitions, upon an Insolvency, Insolvency Filing or any
                                                        event set forth under Section 5(a)(vii) of the Agreement,
                                                        this Confirmation and all obligations and rights of Party A and Party B hereunder, including the rights and obligations of Party A to pay the Forward Price and Party B to deliver
                                                        Shares, shall immediately and automatically terminate,
                                                        without the necessity of any notice, payment or action by any party.

                                                        The definition of "Insolvency Filing" in Section 12.9 of the
                                                        Equity Definitions shall be amended by deleting the clause
                                                        "provided that such proceedings instituted or petitions
                                                        presented by creditors and not consented to by the Issuer
                                                        shall not be deemed an Insolvency Filing" at the end of such definition and replacing it with the following: "; or it has instituted against it a proceeding seeking a judgment of
                                                        insolvency or bankruptcy or any other relief under any
                                                        bankruptcy or insolvency law or other similar law affecting creditors' rights, or a petition is presented for its
                                                        winding-up or liquidation by a creditor and such proceeding is not dismissed, discharged, stayed or restrained in each case within fifteen (15) days of the institution or
                                                        presentation thereof."

               Hedging Disruption:                      Applicable

               Increased Cost of Hedging:               Applicable

               Loss of Stock Borrow:                    Applicable

                                                        Section 12.9(a)(vii) and Section 12.9(b)(iv) of the Equity
                                                        Definitions are amended by deleting all references to "a rate equal to or less than the Maximum Stock Loan Rate" and
                                                        replacing them with "a Stock Collateral Rate that is equal to or greater than the Minimum Stock Loan Rate." For greater
                                                        certainty, the Stock Collateral Rate will be deemed to be
                                                        greater than the Minimum Stock Loan Rate if the spread below the applicable floating rate decreases.

                                                        "STOCK COLLATERAL RATE" means the rate of return on
                                                        collateral posted in connection with any Shares borrowed in connection with a Transaction, net of any costs or fees
                                                        (including, for greater certainty, any lender's borrow fees).

                                       10

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               Minimum Stock Loan Rate:                 Fed Funds - 2.0%

               Increased Cost of Stock Borrow:          Applicable

                                                        Section 12.9(a)(viii) of the Equity Definitions shall be
                                                        deleted in its entirety and replaced with the following:

                                                        "Increased Cost of Stock Borrow" means that the Hedging Party would earn a Stock Collateral Rate that is less than the
                                                        Initial Stock Loan Rate. For greater certainty, the Stock
                                                        Collateral Rate will be deemed to be less than the Initial
                                                        Stock Loan Rate if the spread below the applicable floating rate increases.

                                                        Section 12.9 (b)(v) of the Equity Definitions is amended by deleting all references to "a rate equal to or less than the
                                                        Initial Stock Loan Rate" and replacing them with "a Stock
                                                        Collateral Rate that is equal to or greater than the Initial
                                                        Stock Loan Rate".

               Initial Stock Loan Rate:                 USD-Federal Funds Rate minus 20 basis points, as adjusted by the Calculation Agent to reflect any subsequent Price
                                                        Adjustment due to an Increased Cost of Stock Borrow.

        Hedging Party:                                  Party A

        Determining Party:                              Party A

        Agreements and Acknowledgments                  Applicable
        Regarding Hedging Activities:

        Additional Event of Default:                    In addition to the Events of Default set forth in the
                                                        Agreement, it shall be an Event of Default with respect to which Party B is the Defaulting Party if (i) any
                                                        representation made at the time the Underwriting Agreement is entered into or repeated on the Closing Date (as defined in the Underwriting Agreement) by Party B in the
                                                        Underwriting Agreement (or any certificate delivered
                                                        thereunder) proves to have been incorrect or misleading in any material respect when made or repeated or (ii) any
                                                        representation contained in Sections 1(I) (b), (q) or (y) of the Underwriting Agreement deemed to be made on any day
                                                        proves to have been incorrect or misleading in any material respect when deemed to have been made unless Party B shall have given notice to Party A that such representation is not to be deemed to be made on such day.

   MISCELLANEOUS:

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            Additional Provisions:                      (a) Party B represents and warrants that it has received and read and understands the Notice of Regulatory Treatment and the OTC Option Risk Disclosure Statement.

                                                        (b) The Agent will furnish Party B upon written request a
                                                        statement as to the source and amount of any remuneration
                                                        received or to be received by the Agent in connection with the Transaction evidenced hereby.

                                                        (c) Notwithstanding any provision of the Agreement, or any other agreement between the parties to the contrary, the
                                                        obligations of Party B hereunder are not secured by any
                                                        collateral. Party A may set off its obligations under this
                                                        Confirmation against any other contract or agreement with
                                                        Party B relating to Shares entered into on the same Trade
                                                        Date, whether such contract or agreement settles in Shares, cash or any other property or securities.

                                                        (d) Immediately upon the Registration Statement and the
                                                        Prospectus first becoming available following the Issuer's first earnings announcement date in 2006 (the "EARNINGS
                                                        ANNOUNCEMENT"), if the price of the Shares is less than the price of the Shares on Trade Date, Party A may elect to
                                                        reduce the Number of Shares (and correspondingly the Forward
                                                        Price by an amount that Party A reasonably deems necessary to reflect increases in its "hedge ratio" against this
                                                        Transaction. For the avoidance of doubt, the parties hereto agree that (i) Party A shall be entitled to make an election pursuant to this paragraph only once, (ii) in making such
                                                        adjustments, Party A shall act reasonably to preserve the
                                                        value of the initial transaction to Party A. If Party A makes an adjustment pursuant to this provision, Party A shall pay to Party B within 5 Currency Business Days an amount equal to
                                                        a) the product of (i) the Gross Spread multiplied by (ii) the difference between (A) one minus (B) the quotient of (x) the
                                                        Number of Shares after making such an adjustment divided by
                                                        (y) the Number of Shares prior to making such an adjustment plus (b) the product of (i) the Premium multiplied by (ii)
                                                        the difference between (A) one minus (B) the quotient of (x)
                                                        the Number of Shares after making such an adjustment divided by (y) the Number of Shares prior to making such an
                                                        adjustment minus (c) the amount of any loss incurred by Party
                                                        A due to the inability to hedge or in unwinding or
                                                        re-establishing hedges to this Transaction as a result of the adjustment in Number of Shares, including benefit of the
                                                        bargain.

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                                                        (e) For the avoidance of doubt, both parties hereto
                                                        acknowledge and agree that any Shares issued by Party B
                                                        hereunder shall be issued at a price not less than their par value and any Shares delivered by Party A to Party B pursuant to Net Share Settlement hereunder shall be redeemed or
                                                        repurchased by Party B in accordance with the provisions,
                                                        terms and conditions of the Companies Law (2004 Revision) of the Cayman Islands and Party B's articles of association.

            Conditions to Effectiveness:                The obligations of Party A hereunder shall be subject to the conditions precedent that (i) the representations and
                                                        warranties of Party B contained in the Underwriting
                                                        Agreement, dated the date hereof, among Party A, Party B,
                                                        Bear, Stearns & Co. Inc., Lehman Brothers Inc. and the other underwriters named therein (the "UNDERWRITING AGREEMENT") and any certificate delivered pursuant thereto by Party B be true and correct on the Effective Date as if made on the Effective
                                                        Date, (ii) Party B have performed all of the obligations
                                                        required to be performed by it under the Underwriting
                                                        Agreement on or prior to the Effective Date and (iii) the
                                                        conditions set forth in Section 6 of the Underwriting
                                                        Agreement shall have been satisfied or waived by the
                                                        representatives of the underwriters thereunder.

             Additional Termination Events:             Each of the following shall constitute an "ADDITIONAL
                                                        TERMINATION EVENT" and Party B shall be the sole Affected
                                                        Party pursuant to such Additional Termination Event:

                                                        (a) Party B declares, on any day following the Trade Date, a distribution, issue or dividend to existing holders of the
                                                        Shares of (i) an extraordinary cash dividend, (ii) a regular quarterly dividend in an amount greater than USD 0.05 per
                                                        Share per quarter (such quarterly dividends, adjusted by the
                                                        Calculation Agent for stock splits, or stock dividends
                                                        relating to the Shares), or (iii) securities or share capital of another issuer acquired or owned (directly or indirectly)
                                                        by Party B as a result of a spin-off or other similar
                                                        transaction or (iv) any other type of securities (other than
                                                        Shares, which may constitute a Potential Adjustment Event), rights or warrants or other assets, in any case for payment
                                                        (cash or other consideration) at less than the prevailing
                                                        market price as determined by Party A.

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        Additional Representations, Warranties          In addition to the representations set forth in the
        and Agreements of Party B:                      Agreement, Party B further represents, warrants and agrees that;

                                                        (a) It is not entering into this Transaction on behalf of or for the accounts of any other person or entity, and will not transfer or assign its obligations under this Transaction or any portion of such obligations to any other person or entity except in compliance with applicable laws and the terms of this Transaction.

                                                        (b) If Party B purchases any Shares pursuant to this
                                                        Transaction, such purchase(s) will comply with (i) all laws and regulations applicable to it and (ii) all contractual
                                                        obligations of Party B.

                                                        (c) At all times until termination of this Transaction, Party
                                                        B is an "eligible contract participant" as the term is
                                                        defined in the Commodity Futures Modernization Act of 2000.

                                                        (d) Any Shares, when issued and delivered in accordance with the terms of the Transaction, will be duly authorized and
                                                        validly issued, fully paid and nonassessable, and the
                                                        issuance thereof will not be subject to any preemptive or
                                                        similar rights.

                                                        (e) Party B has reserved and will keep available, free from preemptive rights, out of its authorized but unissued Shares, solely for the purpose of issuance upon settlement of the
                                                        Transaction as herein provided the full number of Shares as shall then be issuable upon Physical Settlement of the
                                                        Transaction. For the avoidance of doubt, the parties hereto acknowledge that such number of reserved shares does not need to exceed the Number of Shares. All Shares so issuable upon
                                                        Physical Settlement or Net Physical Settlement of the
                                                        Transaction shall, upon such issuance, be accepted for
                                                        listing on the Exchange.

                                                        (f) Party B agrees not to repurchase immediately following such repurchase, they would be equal to or greater than 4.0%
                                                        then-outstanding Shares.

                                                        (g) Party B is not insolvent, nor will Pa insolvent as a
                                                        result of this Transaction.

                                                        (h) Neither Party A nor any of its affiliates has advised
                                                        Party B with respect to any legal, regulatory, tax,
                                                        accounting or economic consequences arising from this
                                                        Transaction, and neither Party A nor any of

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                                                        its affiliates is acting as agent (other than BS&C as dual agent if specified above), or advisor for Party B in
                                                        connection with this Transaction.

                                                        (i) Each of Party B's required filings under the Securities
                                                        Act (as defined below) and the Securities Exchange Act of
                                                        1934, as amended (the "Exchange Act") have been filed and
                                                        that, as of the respective dates thereof, such filings (when considered together with the Issuer's filings under the
                                                        Exchange Act) did not include any untrue statement of a
                                                        material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein not misleading. It is not entering into this Transaction
                                                        while in possession of material non-public information
                                                        concerning the business, operations or prospects of the
                                                        Issuer.

                                                        (j) It is not entering into this Transaction to create actual or apparent trading activity in the Shares (or any security convertible into or exchangeable for Shares), to manipulate the price of the Shares (or any security convertible into or exchangeable for Shares) or to facilitate a distribution of
                                                        Shares (or any security convertible into or exchangeable for
                                                        Shares).

                                                        (k) It has not entered into any obligation that would
                                                        contractually limit it from effecting its performance of the transactions contemplated hereby and it agrees not to enter into any such obligation during the term of this Transaction.

                                                        (l) The Transaction has been approved by its board of
                                                        directors and that such Transaction has been publicly
                                                        disclosed.

        Registration:                                   (a) A registration statement ("REGISTRATION STATEMENT"),
                                                        which shall be a shelf registration statement filed pursuant to Rule 415 under the Securities Act of 1933, as amended (the
                                                        "SECURITIES ACT"), and a prospectus thereunder (the
                                                        "PROSPECTUS"), covering the public sale of the Number of
                                                        Shares hereunder shall have been filed with, and become
                                                        effective pursuant to the rules of, the Securities and
                                                        Exchange Commission no later than one Exchange Business Day prior to the Trade Date, and such Registration Statement
                                                        shall continue to be in effect and such Prospectus shall be legally usable at all times (other than the period commencing on the first day of each fiscal quarter of the Issuer to the day of the Earnings Announcement; provided that solely

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                                                        for the first fiscal quarter of 2006 such period shall
                                                        commence on January 7, 2006, and during such other periods when Party B notifies Party A that it is in possession of
                                                        material non-public information that the board of directors of Party B has determined would be in the best interests of
                                                        Party B not to disclose publicly) to and including the date that Party A or it's affiliate(s) has fully and completely established its hedge by selling an amount of Shares equal to the Number of Shares under such Registration Statement and such Prospectus.

                                                        (b) The contents of such Registration Statement and
                                                        Prospectus (including, without limitation, any sections
                                                        describing the plan of distribution) shall be reasonably
                                                        satisfactory to Party A and such affiliate(s),

                                                        (c) Party A and such affiliate(s) shall have been afforded a reasonable opportunity to conduct a due diligence
                                                        investigation with respect to Party B customary in scope for transactions pursuant to which such affiliate acts as an
                                                        underwriter of equity securities and the results of such
                                                        investigation are satisfactory to Party A or such affiliate, in its respective discretion, and

                                                        (d) As of the Trade Date, the Underwriting Agreement shall have been entered into with Party A in connection with the public resale by Party A of the Shares comprising Party A's hedge.

        Covenant of Party B:                            The parties acknowledge and agree that any Shares delivered by Party B to Party A on any Settlement Date and returned by
                                                        Party A to securities lenders from whom Party A borrowed
                                                        Shares in connection with hedging its exposure to the
                                                        Transaction will be freely saleable without further
                                                        registration or other restrictions under the Securities Act, in the hands of those securities lenders. Accordingly, Party
                                                        B agrees that the Shares that it delivers to Party A on the
                                                        Settlement Date will not bear a restrictive legend and that such Shares will be deposited in, and the delivery thereof shall be effected through the facilities of, the Clearance
                                                        System.

        Private Placement Procedures:                   If Party B is unable to comply with the provisions of
                                                        "Covenant of Party B" above because of a change in law, or
                                                        Party A otherwise determines that in its reasonable opinion any Shares or Share Termination Delivery Units to be
                                                        delivered to Party A by Party B hereunder may not be freely returned by Party A to

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                                                        securities lenders as described under "Covenant of Party B"
                                                        above, then delivery of any such Shares or Share Termination
                                                        Delivery Units (the "PRIVATE SECURITIES") shall be effected pursuant to this provision, unless waived by Party A.

                                                        If Party B delivers the Private Securities pursuant to this provision (a "PRIVATE PLACEMENT SETTLEMENT"), then delivery of Private Securities by Party B shall be effected pursuant to the private placement procedures set forth in Annex B;
                                                        provided that Party B shall not effect a Private Placement
                                                        Settlement if, on the date of any anticipated delivery as set forth hereunder, it has taken, or caused to be taken, any
                                                        action that would make unavailable either the exemption
                                                        pursuant to Section 4(2) of the Securities Act for the sale by Party B to Party A (or any affiliate designated by Party
                                                        A) of the Private Securities or the exemption pursuant to
                                                        Section 4(1) or Section 4(3) of the Securities Act for
                                                        resales of the Private Securities by Party A (or any such
                                                        affiliate of Party A), in which case such delivery shall be delayed until, in the opinion of Party A, such exemptions are available and Party A may make an adjustment to the number of
                                                        Private Securities to be delivered to account for any such delay.

        Maximum Share Delivery:                         Notwithstanding any other provision of this Confirmation, in no event will Party B be required to deliver more than
                                                        5,000,000 Shares to Party A (as adjusted by the Calculation
                                                        Agent for any stock splits, stock dividends or similar
                                                        events).

        No Collateral:                                  Notwithstanding any other provision of the Agreement or any other agreement between the parties to the contrary, the
                                                        obligations of Party A and Party B hereunder are not secured by any collateral.

        Status of Claims in Bankruptcy:                 Party A acknowledges and agrees that this Confirmation is not intended to convey to Party A rights with respect to the
                                                        transactions contemplated hereby that are senior to the
                                                        claims of ordinary shareholders in any bankruptcy proceedings of Party B; provided, however, that nothing herein shall
                                                        limit or shall be deemed to limit Party A's right to pursue remedies in the event of a breach by Party B of its
                                                        obligations and agreements with respect to this Confirmation and the Agreement. For the avoidance of doubt, nothing in
                                                        this Confirmation shall limit the claim of Party A in any
                                                        bankruptcy proceedings of Party B in respect of any debt
                                                        obligations held by Party A.

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        Alternative Calculations and Payment on         If, in respect of the Transaction, an amount is payable by
        Early Termination and on Certain                Party A to Party B, (i) pursuant to Sections 12.2, 12.3,
        Extraordinary Events:                           12.6, 12.7 or 12.9 of the Equity Definitions (except in the event of a Nationalization, Insolvency, Tender Offer or a
                                                        Merger Event, in each case, in which the consideration to be paid to holders of Shares consists solely of cash) or (ii)
                                                        pursuant to Section 6(d)(ii) of the Agreement (except in the event of an Event of Default in which Party B is the
                                                        Defaulting Party or a Termination Event in which Party B is the Affected Party that resulted from an event or events
                                                        outside Party B's control) (a "Payment Obligation"), Party B shall have the right, in its sole discretion, to satisfy or, if applicable, require Party A to satisfy any such Payment
                                                        Obligation by the Share Termination Alternative (as defined below) by giving irrevocable telephonic notice to Party A, confirmed in writing within one Currency Business Day, no
                                                        later than 4:00 p.m. New York local time on the Merger Date,
                                                        Tender Offer Date, Announcement Date or Early Termination
                                                        Date, as applicable ("Notice of Share Termination"). Upon
                                                        Notice of Share Termination the following provisions shall apply:

             Share Termination Alternative:             Applicable and means that Party A shall deliver to Party B the Share Termination Delivery Property on the date when the
                                                        Payment Obligation would otherwise be due pursuant to Section
                                                        12.7 or 12.9 of the Equity Definitions or Section 6(d)(ii)
                                                        and 6(e) of the Agreement, as applicable or such later date as the Calculation Agent may determine (the "SHARE
                                                        TERMINATION PAYMENT DATE"), in satisfaction of the Payment
                                                        Obligation.

             Share Termination Delivery Property:       A number of Share Termination Delivery Units, as calculated by the Calculation Agent, equal to the Payment Obligation
                                                        divided by the Share Termination Unit Price. The Calculation
                                                        Agent shall adjust the Share Termination Delivery Property by replacing any fractional portion of a security therein with an amount of cash equal to the value of such fractional
                                                        security based on the values used to calculate the Share
                                                        Termination Unit Price.

             Share Termination Unit Price:              The value to Party A of property contained in one Share
                                                        Termination Delivery Unit on the date such Share Termination
                                                        Delivery Units are to be delivered as Share Termination
                                                        Delivery Property, as determined by the Party A in its

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                                                        discretion by commercially reasonable means and notified by the Calculation Agent to Party A at the time of notification of the Payment Obligation and, if such value is insufficient or incorrect, from time to time thereafter..

             Share Termination Delivery Unit:           In the case of a Termination Event or Event of Default, one
                                                        Share or, in the case of Nationalization, Insolvency or
                                                        Merger Event or Tender Offer, a unit consisting of the number or amount of each type of property received by a holder of one Share (without consideration of any requirement to pay cash or other consideration in lieu of fractional amounts of any securities) in such Nationalization, Insolvency, Merger
                                                        Event or Tender Offer, as determined by the Calculation
                                                        Agent. If a Share Termination Delivery Unit consists of
                                                        property other than cash or New Shares and if Party B
                                                        provides irrevocable written notice to the Calculation Agent on or prior to the Merger Date that it elects to have Party A deliver cash, New Shares or a combination thereof (in such proportion as Party B designates) in lieu of such other
                                                        property, the Calculation Agent will replace such property with cash, New Shares or a combination thereof as components of a Share Termination Delivery Unit in such amounts, as
                                                        determined by the Calculation Agent in its discretion by
                                                        commercially reasonable means, as shall have a value equal to the value of the property so replaced. If such
                                                        Nationalization, Insolvency, Merger Event or Tender Offer
                                                        involves a choice of consideration to be received by holders, such holder shall be deemed to have elected to receive the maximum possible amount of cash.

             Failure  to  Deliver:                      Applicable

             Other applicable provisions:               If the Transaction is to be Share Termination Settled, the
                                                        provisions of Sections 9.8, 9.9, 9.10, 9.11 and 9.12 (as
                                                        modified above) of the Equity Definitions will be applicable, except that all references in such provisions to
                                                        "Physically-Settled" shall be read as references to "Share
                                                        Termination Settled" and all references to "Shares" shall be read as references to "Share Termination Delivery Units".
                                                        "Share Termination Settled" in relation to a Transaction
                                                        means that Share Termination

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                                                        Settlement is applicable to the Transaction.

             Limit on Beneficial Ownership:             Notwithstanding any other provisions hereof, Party A shall not be entitled to receive Shares hereunder (whether in
                                                        connection with the purchase of Shares on the Settlement Date or otherwise) to the extent (but only to the extent) that
                                                        such receipt would result in Party A and its affiliates
                                                        beneficially owning (as such term is defined for purposes of
                                                        Section 13(d) of the Exchange Act) at any time in excess of
                                                        4.9% of the outstanding Shares. Any purported delivery
                                                        hereunder shall be void and have no effect to the extent (but only to the extent) that such delivery would result in Party
                                                        A and its affiliates directly or indirectly so beneficially owning in excess of 4.9% of the outstanding Shares. If any delivery owed to Party A hereunder is not made, in whole or in part, as a result of this provision, Party B's obligation to make such delivery shall not be extinguished and Party B shall make such delivery as promptly as practicable after, but in no event later than one Exchange Business Day after,
                                                        Party A gives notice to Party B that such delivery would not result in Party A and its affiliates directly or indirectly so beneficially owning in excess of 4.9% of the outstanding
                                                        Shares.

             Bankruptcy Code:                           Without limiting any other protections under the Bankruptcy
                                                        Code (Title 11 of the United States Code) (the "Bankruptcy
                                                        Code"), the Parties hereto intend for:

                                                        (a) This Transaction and the Agreement to be a "swap
                                                        agreement" as defined in the Bankruptcy Code, and the parties hereto to be entitled to the protections afforded by, among other Sections, Section 560 of the Bankruptcy Code.

                                                        (b) A party's right to liquidate this Transaction and to
                                                        exercise any other remedies upon the occurrence of any Event of Default or Termination Event under the Agreement or this
                                                        Transaction to constitute a "contractual right" as described in Section 560 of the Bankruptcy Code.

                                                        (c) All payments for, under or in connection with this
                                                        Transaction or the Agreement, all payments for any securities or other assets and the transfer of such securities or other assets to constitute "transfers" under a "swap agreement" as defined in the Bankruptcy Code.

             Right to Extend:                           Party A may extend, for as long as it is reasonably
                                                        necessary, any Settlement Date or any other date of

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                                                        delivery by Party A, with respect to some or all of the
                                                        Shares hereunder, if Party A determines, in its reasonable discretion, that such extension is reasonably necessary to enable Party A to effect purchases of Shares in connection with its hedging activity hereunder in a manner that would, if Party A were Party B or an affiliated purchaser of Party
                                                        B, be in compliance with applicable legal and regulatory
                                                        requirements.

             Addresses for Notices:                     For the purpose of Section 12(a) of the Agreement:

                                                        Address for notices or communications to Party A:

                                                        Address:         Bear, Stearns International Limited
                                                                         One Canada Square
                                                                         London, England
                                                        Attention:       Legal Department

                                                        With a copy to:  Bear, Stearns & Co. Inc.

                                                        Address:         383 Madison Avenue
                                                                         New York, NY 10179
                                                        Attention:       Pat Dempsey
                                                        Telephone No.:   (212) 272-0550
                                                        Facsimile No.:   (212) 272-4022
                                                        Address for notices or communications to Party B:

                                                        Address:         Crown House, Third Floor
                                                                         4 Par-la-Ville Road
                                                                         Post Office Box HM 2939
                                                                         Hamilton HM MX, Bermuda
                                                        Attention:       Dean E. Miller
                                                        Telephone No.:   (441) 298-4395
                                                        Facsimile No.:   (441) 295-7576

             Office:                                    For the purposes of this Transaction, Party A is not a
                                                        Multibranch Party, and Party B is not a Multibranch Party.

             Transfer:                                  Notwithstanding Section 7 of the Agreement, Party A may
                                                        assign its rights and obligations under this Transaction, in whole and not in part, to any Affiliate of The Bear Stearns
                                                        Companies Inc. ("BSCI ") effective upon delivery to Party B of the full unconditional guarantee by BSCI, in favor of
                                                        Party B, of the obligations of such Affiliate; provided,
                                                        however, any provision to the contrary in the Agreement, when executed, shall take precedence over this election.

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             Payments on Early Termination:             Party A and Party B agree that for this Transaction, for the purposes of Section 6(e) of the Agreement, Loss and the
                                                        Second Method will apply

             Governing Law:                             The laws of the State of New York (without reference to
                                                        choice of law doctrine).

             Guarantee:                                 The Guarantee of BSCI, which will be a Credit Support
                                                        Document and which Party A will provide upon execution of
                                                        this Confirmation. BSCI will be a Credit Support Provider
                                                        with respect to Party A.

             Termination Currency:                      USD

             Calculation Agent:                         Bear, Stearns International Limited

             Waiver of Jury Trial:                      Each party waives, to the fullest extent permitted by
                                                        applicable law, any right it may have to a trial by jury in respect of any suit, action or proceeding relating to the
                                                        Transaction. Each party (i) certifies that no representative, agent or attorney of the other party has represented,
                                                        expressly or otherwise, that such other party would not, in the event of such a suit, action or proceeding, seek to
                                                        enforce the foregoing waiver and (ii) acknowledges that it and the other party have been induced to enter into the
                                                        Transaction, as applicable, by, among other things, the
                                                        mutual waivers and certifications provided herein.

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THE SECURITIES REPRESENTED BY THE CONFIRMATION HAVE BEEN ACQUIRED FOR INVESTMENT
AND HAVE NOT BEEN REGISTERED UNDER THE UNITED STATES SECURITIES ACT OF 1933 OR
ANY OTHER UNITED STATES FEDERAL OR STATE SECURITIES LAWS; SUCH SECURITIES MAY
NOT BE SOLD OR OTHERWISE TRANSFERRED IN THE ABSENCE OF APPROPRIATE REGISTRATION
UNDER SUCH SECURITIES LAWS OR EXCEPT IN A TRANSACTION EXEMPT FROM OR NOT SUBJECT
TO THE REGISTRATION REQUIREMENTS OF SUCH SECURITIES LAWS.

Please confirm your agreement with the foregoing by executing this Confirmation and returning such Confirmation, in its entirety, to us at facsimile number
(212) 272-9857 (United States of America), Attention: Documentation.

Yours sincerely,                               Accepted and agreed to:

BEAR, STEARNS & CO. INC.,                      SCOTTISH RE GROUP LIMITED
AS AGENT FOR BEAR, STEARNS INTERNATIONAL
LIMITED

By: /s/ James D. Kern
   ----------------------------------
Name:  James D. Kern                           By:   /s/ Paul Goldean
Title: Authorized Signatory                        ----------------------------
                                               Name:  Paul Goldean
                                               Title: EVP General Counsel

Execution time will be furnished upon Counterparty's written request.

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                                                                                                      ANNEX A
                            SCHEDULE OF NUMBER OF COMPONENTS AND VALUATION DATES

Component No.                                      Valuation Date                        Number of Shares
-------------                                      --------------                        ----------------

        1                                           AUGUST 18,2006                             54,824
        2                                          AUGUST 21, 2006                             54,824
        3                                          AUGUST 22, 2006                             54,824
        4                                          AUGUST 23, 2006                             54,824
        5                                          AUGUST 24, 2006                             54,824
        6                                          AUGUST 25, 2006                             54,824
        7                                          AUGUST 28, 2006                             54,824
        8                                          AUGUST 29, 2006                             54,824
        9                                          AUGUST 30, 2006                             54,824
       10                                          AUGUST 31, 2006                             54,824
       11                                         SEPTEMBER 1, 2006                            54,824
       12                                         SEPTEMBER 5, 2006                            54,824
       13                                         SEPTEMBER 6, 2006                            54,824
       14                                         SEPTEMBER 7, 2006                            54,825
       15                                         SEPTEMBER 8, 2006                            54,825
       16                                        SEPTEMBER 11, 2006                            54,825
       17                                        SEPTEMBER 12, 2006                            54,825
       18                                        SEPTEMBER 13, 2006                            54,825
       19                                        SEPTEMBER 14, 2006                            54,825
       20                                        SEPTEMBER 15, 2006                            54,825
       21                                        SEPTEMBER 18, 2006                            54,825
       22                                        SEPTEMBER 19, 2006                            54,825
       23                                        SEPTEMBER 20, 2006                            54,825
       24                                        SEPTEMBER 21, 2006                            54,825
       25                                        SEPTEMBER 22, 2006                            54,825
       26                                        SEPTEMBER 25, 2006                            54,825
       27                                        SEPTEMBER 26, 2006                            54,825
       28                                        SEPTEMBER 27, 2006                            54,825
       29                                        SEPTEMBER 28, 2006                            54,825
       30                                        SEPTEMBER 29, 2006                            54,825

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                                                                         ANNEX B

                          PRIVATE PLACEMENT PROCEDURES

        (a) Party B shall afford Party A, and any potential buyers of the
Private Securities designated by Party A a reasonable opportunity to conduct a due diligence investigation with respect to Party B customary in scope for private offerings of such type of securities (including, without limitation, the availability of senior management to respond to questions regarding the business and financial condition of Party B and the right to have made available to them for inspection all financial and other records, pertinent corporate documents and other information reasonably requested by them), and Party A (or any such potential buyer) shall be satisfied in all material respects with such opportunity and with the resolution of any disclosure issues arising from such due diligence investigation of Party B.

        (b) Prior to or contemporaneously with the determination of the Private
Placement Price (as described below), Party B shall enter into an agreement (a
"PRIVATE PLACEMENT AGREEMENT") with Party A (or any affiliate of Party A designated by Party A) providing for the purchase and resale by Party A (or such affiliate) in a private placement (or other transaction exempt from registration under the Securities Act) of the Private Securities, which agreement shall be on commercially reasonable terms and in form and substance reasonably satisfactory to Party B and Party A (or such affiliate) and (without limitation of the foregoing) shall:

                     (i) contain customary restrictions on Party A's ability to dispose of the Private Securities other than pursuant to a registration statement or an applicable exemption from the registration requirements of the Securities Act;

                     (ii) contain indemnification and contribution provisions in connection with the potential liability of Party A and its affiliates relating to the resale by Party A (or such affiliate) of the Private Securities;

                     (iii) provide for the delivery of related certificates and representations, warranties and agreements of Party B, including those necessary or advisable to establish and maintain

            the availability of an exemption from the registration requirements of the Securities Act for Party A and resales of the Private
            Securities by Party A (or such affiliate); and

                     (iv) provide (i) for the delivery to Party A (or such
            affiliate) of customary opinions of counsel (including, without limitation, opinions relating to the due authorization, valid issuance and fully paid and non-assessable nature of the Private
            Securities and the availability of an exemption from the
            registration requirements of the Securities Act for Party A (such opinions being subject to the satisfaction of safe harbor
            requirements relating to such exemption and the adequacy of the terms of the Private Placement Agreement with respect to such exemption), and (ii) for the delivery to Party A (or such affiliate)
            of negative assurance with respect to material misstatements or omissions in filings by Party B under the Exchange Act identified by such counsel.

        (c) Party A shall determine the Private Placement Price (or, in the case of alternative termination settlement, the Termination Price) in its discretion by commercially reasonable means, which may include (without limitation):

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Reference Number: NY42771
Scottish Re Group Limited
December 15, 2005

                     (i) basing such price on indicative bids from investors;

                     (ii) taking into account any factors that are customary in pricing private sales and any and all risks and costs in connection with the resale of the Private Securities by Party A (or any affiliate of Party A designated by Party A), including, without limitation, a reasonable placement fee or spread to be retained by
            Party A (or such affiliate); and

                     (iii) providing for the payment by Party B of all fees and expenses in connection with such sale and resale, including all fees and expenses of counsel for Party A or such affiliate.

        (d) Party A shall notify Party B of the number of Private Securities required to be delivered by Party B and the Private Placement Price (or, in the
case of alternative termination settlement, the Termination Price) by 6:00 p.m.
on the day such price is determined.

        (e) Party B expressly agrees and acknowledges that the public disclosure of all material information relating to Party B is within Party B's control and that Party B shall promptly so disclose all such material information during the period from the Expiration Date to and including the Settlement Date.

Party B agrees to use its best efforts to make any filings required to be made by it with the SEC, any securities exchange or any other regulatory body with respect to the issuance of the Private Securities.

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